LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of August 1, 2006

GreenPoint Mortgage Funding Trust 2006-HE1
Home Equity Loan Asset-Backed Notes, Series 2006-HE1

TABLE OF CONTENTS

Page

ARTICLE I.

CONVEYANCE OF LOANS

2

Section 1.01

Sale of Loans

2

Section 1.02

Delivery of Documents

3

Section 1.03

Review of Documentation

3

Section 1.04

Representations and Warranties of the Seller

3

Section 1.05

Grant Clause

6

Section 1.06

Assignment by Depositor

6

ARTICLE II.

MISCELLANEOUS PROVISIONS

7

Section 2.01

Binding Nature of Agreement; Assignment

7

Section 2.02

Entire Agreement

7

Section 2.03

Amendment

7

Section 2.04

Governing Law

8

Section 2.05

Severability of Provisions

8

Section 2.06

Indulgences; No Waivers

8

Section 2.07

Headings Not to Affect Interpretation

8

Section 2.08

Benefits of Agreement

8

Section 2.09

Counterparts

8

SCHEDULE A           Transferred Mortgage Loan Schedule

SCHEDULE B           Representations and Warranties of Seller made with respect to the GreenPoint Loans

SCHEDULE C           Representations and Warranties of Seller made with respect to the Impac Loans

EXHIBIT A               Certain Defined Terms

EXHIBIT B               Form of Transfer Supplement

This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of August 1, 2006 (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Structured Asset Securities Corporation, as purchaser (the “Depositor”).

All capitalized terms not defined herein or in Exhibit A attached hereto shall have the same meanings assigned to such terms in that certain transfer and servicing agreement (the “Transfer and Servicing Agreement”) dated as of August 1, 2006, among GreenPoint Mortgage Funding Trust 2006-HE1, (the “Issuer” or the “Trust”), the Depositor, GMAC Mortgage Corporation, as servicer (“GMACM” or the “Servicer”) and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and as administrator (in such capacity, the “Administrator”).

W I T N E S S E T H:

WHEREAS, pursuant to the Flow Revolving Credit Loan Purchase and Warranties Agreement, between GMACM and Greenpoint Mortgage Funding, Inc. (“Greenpoint”) dated as of September 26, 2005 (the “Greenpoint HELOC Purchase Agreement”), GMACM has purchased or received from Greenpoint certain adjustable rate residential revolving credit loans, each identified on the Mortgage Loan Schedule (as defined in the Transfer and Servicing Agreement) attached hereto as Schedule A (the “Greenpoint HELOCs”);

WHEREAS, pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, between GMACM and Greenpoint dated as of July 26, 2006 (the “Greenpoint Mortgage Loan Purchase Agreement”), GMACM has purchased or received from Greenpoint certain conventional, fixed and adjustable rate, residential mortgage loans, each identified on the Mortgage Loan Schedule (as defined in the Transfer and Servicing Agreement) attached hereto as Schedule A (the “Greenpoint Mortgage Loans”);

WHEREAS, pursuant to the Flow Revolving Credit Loan Purchase and Warranties Agreement, between GMACM and Impac Funding Corporation. (“Impac”) dated as of January 23, 2006 (the “Impac Purchase Agreement”), GMACM has purchased or received from Impac certain adjustable rate residential revolving credit loans, each identified on the Mortgage Loan Schedule (as defined herein) attached hereto as Schedule A (the “Impac HELOCs,” and together with the Greenpoint HELOCs and the Greenpoint Mortgage Loans, the “Loans”);

WHEREAS, GMACM (the “Transferor”) has transferred and assigned its interest in the Greenpoint HELOC Purchase Agreement to Lehman Brothers Bank, FSB (the “Bank”), pursuant to the terms of that certain Assignment, Assumption and Recognition Agreement, dated as of July 28, 2006 (the “Greenpoint HELOC AAR”) and has transferred and assigned its interest in the Greenpoint Mortgage Loan Purchase Agreement to the Bank pursuant to the terms of that certain Assignment, Assumption and Recognition Agreement, dated as of July 26, 2006 (the “Greenpoint Second Lien AAR” and together with the Greenpoint HELOC AAR, the Greenpoint HELOC Purchase Agreement and the Greenpoint Mortgage Loan Purchase Agreement, the “Greenpoint Transfer Agreement”), among Greenpoint, GMACM and the Bank;

WHEREAS, GMACM, as Transferor has transferred and assigned its interest in the Impac Purchase Agreement to Lehman Brothers Bank, FSB (the “Bank”), pursuant to the terms of that certain Assignment, Assumption and Recognition Agreement, dated as of January 30, 2006 (the “Impac AAR,” and together with the Impac Purchase Agreement, the “Impac Transfer Agreement”), among Impac, GMACM and the Bank;

WHEREAS, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of August 1, 2006, between the Bank, as assignor, and LBH, as assignee, the Bank has assigned all of its right, title and interest in and to each of the Greenpoint Transfer Agreement and the Impac Transfer Agreement (collectively, the “Transfer Agreements”) to the LBH and LBH has accepted the rights and benefits of, and assumed the obligations of the Bank under, the Transfer Agreements, including the right to purchase all Additional Balances resulting from Draws made pursuant to the related Credit Line Agreement prior to the termination of the Trust Fund; provided, however, that LBH did not assume any obligation under any Credit Line Agreement to fund any such future Draws, and the LBH will not be obligated or permitted to fund any such future Draws;

WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Loans to the Depositor (including the right to purchase all Additional Balances resulting from Draws made pursuant to the related Credit Line Agreement prior to the termination of the Issuer; provided, however, that the Depositor does not assume any obligation under any Credit Line Agreement to fund any such future Draws, and the Depositor will not be obligated or permitted to fund any such future Draws), assign all of its rights and interest under the Transfer Agreements and the Transfer and Servicing Agreement, and delegate all of its obligations (except with respect to the funding of future Draws as described above) thereunder, to the Depositor;

WHEREAS, the Loans are being serviced by the Servicer pursuant to the Transfer and Servicing Agreement;

WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Loans on the Closing Date to the Trust pursuant to the Transfer and Servicing Agreement and assign all of its rights and delegate all of its obligations hereunder to the Issuer, which will in turn pledge such Loans and such rights and obligations to the Indenture Trustee, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Issuer, as assignee, whichever is the owner of the Loans from time to time, subject to the lien of the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF LOANS

Section 1.01

Sale of Loans.  (a)  Sale of Loans.  Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Loans (including all Additional Balances resulting from Draws made pursuant to the related Credit Line Agreement prior to the termination of the Issuer; provided, however, that the Depositor does not assume any obligation under any Credit Line Agreement to fund any such future Draws, and the Depositor will not be obligated or permitted to fund any such future Draws), having an aggregate Principal Balance as of the Cutoff Date of $1,831,838,948.  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Loans on and after the Cut-off Date, other than payments of interest due on or before such date, as well as the right to all fees that become due under the Loans, including but not limited to Annual Fees and Termination Fees (each as defined in the Transfer and Servicing Agreement) together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Loans, the Seller’s security interest in any collateral pledged to secure the Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under the Transfer Agreements and Assignment and Assumption Agreement and delegates to the Depositor all of its obligations, except to the extent specifically excluded, thereunder, to the extent relating to the Loans.  The Seller and the Depositor further agree that this Agreement incorporates the terms and conditions of any assignment and assumption agreement or other assignment document required to be entered into under the Transfer Agreements (any such document, an “Assignment Agreement”) and that this Agreement constitutes an Assignment Agreement under the Transfer Agreements, and the Depositor hereby assumes the obligations of the assignee under any such Assignment Agreement.  Concurrently with the execution hereof, the Depositor tenders the purchase price of $1,831,838,948.  The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under the Transfer Agreements, as if the Depositor had been a party to each agreement.

(b)

Schedules of Loans.  The Depositor and the Seller have agreed upon which of the Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Loans (the “Mortgage Loan Schedule”).  The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Transfer and Servicing Agreement.  The Loans have been assigned by the Bank to the Seller pursuant to the Assignment and Assumption Agreement.

Section 1.02

Delivery of Documents.  (a)  In connection with such transfer and assignment of the Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Loan (each, a “Mortgage File”) so transferred and assigned, as specified in the Transfer Agreements.

(b)

For Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the related Mortgage Files, shall deliver to the Depositor, the Issuer, the Indenture Trustee and the Insurers an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Servicer for such purpose have been so deposited.

Section 1.03

Review of Documentation.  The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Loans listed on the Mortgage Loan Schedule, subject to review thereof by U.S. Bank National Association (the “Custodian”), for the Depositor.  The Custodian is required to review, within 45 days following the Closing Date, each applicable Mortgage File.  If in the course of such review the Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Loan from the Depositor (or, at the direction of the Indenture Trustee or the Insurers from the Issuer), or to substitute a Qualifying Substitute Loan therefor, in each case to the extent and in the same manner as the Seller is obligated to the Issuer under Section 2.02(c) of the Transfer and Servicing Agreement.

Section 1.04

Representations and Warranties of the Seller.  (a)  The Seller hereby represents and warrants to the Depositor and the Insurers that as of the Closing Date:

(i)

the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

(ii)

the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

(iii)

the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

(b)

The representations and warranties of the Transferor with respect to the Loans in the Transfer Agreements were made as of the date of the Transfer Agreements.  To the extent that any fact, condition or event with respect to a Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreements and (ii) a representation or warranty of the Seller under this Agreement, the sole right or remedy of the Depositor with respect to a breach by the Seller of such representation and warranty (except in the case of a breach by the Seller of the representations made by it pursuant to Section 1.04(b)(i)), shall be the right to enforce the obligations of the Transferor under any applicable representation or warranty made by it.  The representations made by the Seller pursuant to Section 1.04(b)(i) shall be direct obligations of the Seller.  The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) (except in the case of those representations and warranties made pursuant to Section 1.04(b)(i)) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the Transferor in the Transfer Agreements.  The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Loans (except in the case of those representations and warranties made by it pursuant to Section 1.04(b)(i)) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreements, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty; provided, however, that if the Transferor fulfills its obligations under the provisions of the Transfer Agreements by substituting for the affected Loan a loan which is not a Qualifying Substitute Loan, the Seller shall, in exchange for such substitute loan, provide the Depositor (a) with the applicable Purchase Price for the affected Loan or (b) within the two-year period following the Closing Date with a Qualified Substitute Loan for such affected Loan.

(i)

Subject to the foregoing, the Seller represents and warrants to the Depositor, the Issuer, the Indenture Trustee and the Insurer upon delivery of the Loans to the Depositor hereunder, as to each Loan, that:

(A)

No Loan was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15.U.S.C. § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law;

(B)

Each Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(C)

No Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no Loan originated on or after November 27, 2003 is a “High-Cost Home Loan” subject to the New Jersey Home Ownership Security Act of 2003 (N.J.S.A. 46:10B-22 et seq.); no Loan is a “High-Cost Home Loan” subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(D)

Immediately prior to the transfer by the Seller to the Depositor of each Loan, the Seller had good and equitable title to each Loan (insofar as such title was conveyed to it by the Transferor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(E)

Each mortgagor under an Early Payment Default Loan will timely make each of the Payments due under such Loan during the related Early Payment Default Period, provided, that if any such payment is not timely made due to a servicing transfer, such event will not be a breach of this representation; and

(F)

As of the Closing Date, the Seller has transferred all of its right, title and interest in the Loans to the Depositor;

(ii)

[Reserved].

(iii)

Subject to the foregoing, the Seller makes the representations and warranties specified on Schedule B, Schedule C and Schedule D to the Depositor, the Issuer, the Indenture Trustee and the Insurers only with respect to each Loan that was originated by Greenpoint (each, a “Greenpoint Loan”) and Impac (each, an “Impac Loan” and together with the a Greenpoint Loan, a “Loan”), respectively, as of the Closing Date.  All references to GMACM in the Schedules shall refer to any assignee of the related Mortgage Loans.  Additionally, all defined terms in Schedule B,  Schedule C and Schedule D, other than “Revolving Credit Loans” shall have the meanings assigned to them in the Transfer Agreements or Transfer and Servicing Agreement.

(c)

With respect to any of the foregoing representations and warranties made in Section 1.04(b)(i), a breach of any such representations or warranties shall be deemed to materially and adversely affect the value of the affected Loan and the interests of Securityholders and the Insurers therein, irrespective of the Seller’s knowledge of such breach.

It is understood and agreed that the representations and warranties set forth in Sections 1.04(b) herein shall survive the Closing Date.  Upon discovery by either the Seller, the Depositor, the Indenture Trustee or the Insurers of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Loan or the interest of the Securityholders or the Insurers in such Loan and that does not also constitute a breach of a representation or warranty of the Transferor in the Transfer Agreements, the party discovering such breach shall give prompt written notice to the other party; provided, however, that notwithstanding anything to the contrary herein, this paragraph shall be specifically applicable to a breach by the Seller of the representations made pursuant to Section 1.04(b)(i)(A) through (F) irrespective of the Transferor’s breach of a comparable representation or warranty made in the Transfer Agreements.  Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b)  repurchase such Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two-year period following the Closing Date substitute a Qualifying Substitute Loan for the affected Loan.

Section 1.05

Grant Clause.  It is intended that the conveyance of the Seller’s right, title and interest in and to the Loans and other property conveyed pursuant to this Agreement on the Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if any such conveyance is deemed to be in respect of a loan, it is intended that:  (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in Section 1.01(a) in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

Section 1.06

Assignment by Depositor.  Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Loans to the Issuer and the Issuer shall assign its interest under this Agreement to the Indenture Trustee on behalf of the Noteholders and the Insurers, and the Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement.  All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Indenture Trustee on behalf of the Noteholders and the Insurers.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.01

Binding Nature of Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.02

Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.03

Amendment.  (a)  This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Indenture Trustee and the Insurers but without notice to or the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Issuer, the Transfer and Servicing Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.  No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Securityholder.  Any such amendment shall be deemed not to adversely affect in any material respect any Securityholder if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Securities without taking into account the Policy, if any (and any Opinion of Counsel requested by the Indenture Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b)

This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Indenture Trustee, the Insurers and the Securityholders of not less than 66-2/3% of the Note Principal Amount of the Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the Securityholder of such Security or (ii) reduce the aforesaid percentages of Note Principal Amount of the Notes, the Securityholders of which are required to consent to any such amendment without the consent of the Securityholders of 100% of the Note Principal Amount of the Notes affected thereby.  For purposes of this paragraph, references to “Securityholder” or “Securityholders” shall be deemed to include, in the case of any Class of Book-Entry Notes, the related Note Owners.

(c)

It shall not be necessary for the consent of Securityholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 2.04

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.05

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 2.06

Indulgences; No Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Indenture Trustee.

Section 2.07

Headings Not to Affect Interpretation.  The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08

Benefits of Agreement.  The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Indenture Trustee and the Insurers enjoy the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Indenture Trustee and the Securityholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

Section 2.09

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:    /s/ Thomas J. O’Hara

Name:  Thomas J. O’Hara

Title:  Managing Director

STRUCTURED ASSET SECURITIES

CORPORATION,

as Purchaser

By:

/s/ Ellen Kiernan

Name:  Ellen Kiernan

Title:  Senior Vice President

SCHEDULE A

TRANSFERRED LOANS

MORTGAGE LOAN SCHEDULE

(On file with the Indenture Trustee)

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE SELLER MADE WITH RESPECT TO THE GREENPOINT HELOCs

As to each Greenpoint HELOC, Greenpoint hereby represents and warrants to GMACM that as of the related Closing Date:

a)

Greenpoint HELOCs as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

b)

Payments Current. Except as set forth in the attached Exhibit D, all payments required to be made up to the related Closing Date for the Revolving Credit Loan under the terms of the Mortgage Note have been made and credited such that such Greenpoint HELOC is not delinquent on the Closing Date;

c)

No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Greenpoint has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Greenpoint HELOC, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Greenpoint HELOC proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

d)

Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of GMACM and which has been delivered to GMACM. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to GMACM and the terms of which are reflected in the related Mortgage Loan Schedule;

e)

No Defenses. The Greenpoint HELOC is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Greenpoint HELOC was originated;

f)

Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Greenpoint HELOC, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with an Approved Flood Contract Provider.  All individual insurance policies contain a standard mortgagee clause naming Greenpoint and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GMACM upon the consummation of the transactions contemplated by this Agreement. Greenpoint has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Greenpoint;

g)

Compliance with Applicable Laws. Each Greenpoint HELOC at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Greenpoint HELOC have been complied with, and Greenpoint shall maintain in its possession, available for GMACM’s inspection, and shall deliver to GMACM on the related Transfer Date, evidence of compliance with all such requirements.

h)

No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Greenpoint has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Greenpoint HELOC to be in default, nor has Greenpoint waived any default resulting from any action or inaction by the Mortgagor;

i)

Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is a rural property, mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes nor is it s commercial/residential mixed use property;

j)

Valid First or Second Lien. The Mortgage is a valid, subsisting enforceable and perfected first or second lien and first or second priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

1.

the lien of current real property taxes and assessments not yet due and payable;

2.

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Greenpoint HELOC and (i) referred to or to otherwise considered in the appraisal made for the originator of the Greenpoint HELOC or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

3.

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.

with respect to each mortgage secured by a second lien a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Greenpoint HELOC establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Loan, or (B) second lien and second priority security interest with respect to each Second Lien Loan, in either case, on the property described therein and Greenpoint has full right to sell and assign the same to GMACM.  The Mortgaged Property was not, as of the date of origination of the Greenpoint HELOC, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

k)

Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Greenpoint HELOC and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Greenpoint HELOC. Greenpoint has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

l)

Full Disbursement of Proceeds. The Greenpoint HELOC has been closed and the proceeds of any Credit Line Advances under the Greenpoint HELOC made prior to the Closing Date have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Greenpoint HELOC and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

m)

Ownership. Greenpoint is the sole owner of record and holder of the Greenpoint HELOC. The Greenpoint HELOC is not assigned or pledged, and Greenpoint has good and marketable title thereto, and has full right to transfer and sell the Greenpoint HELOC therein to GMACM free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Greenpoint HELOC pursuant to this Agreement;

n)

Doing Business. All parties which have had any interest in the Greenpoint HELOC, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, federal savings and loan associations or national banks having principal offices in such state, or not doing business in such state;

o)

Title Insurance. The Greenpoint HELOC is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Greenpoint, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Greenpoint HELOC  and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) and with respect to each Second Lien Greenpoint HELOC, clause (4) of paragraph (j) of this Section 7. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Greenpoint is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Greenpoint, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Greenpoint;

p)

No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Greenpoint nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

q)

No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

r)

Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

s)

Origination: Payment Terms. Principal payments on the Greenpoint HELOC commenced no more than sixty (60) days after the funds were disbursed in connection with the Greenpoint HELOCs.  At the time the Greenpoint HELOC was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. . The Mortgage Interest Rate is (a) with respect to the fixed rate Greenpoint HELOCs, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Loans, adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. Each Greenpoint HELOC is payable in accordance with the payment terms described on the related Mortgage Loan Schedule.  The Mortgage Interest Rate on each Greenpoint HELOC is calculated on the simple interest method upon the average daily principal balance of Credit Line Advances outstanding during each Due Period, the actual number of days in such Due Period, and a 365-day year.  Each Greenpoint HELOC provides for an initial draw period commencing on the date of the related Mortgage Note. No Greenpoint HELOC provides for negative amortization.  The related Mortgage Note is payable in monthly installments (A) of interest only during the period beginning on the date of the Mortgage Note and (B) principal and interest during the principal amortization period of at least 12 months so as to result in the complete amortization of the Greenpoint HELOC over the stated amortization period.  No ARM Greenpoint HELOC is convertible to a fixed rate mortgage loan. No Greenpoint HELOC is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.  With respect to any Greenpoint HELOC with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the proceeding Monthly Payment which is sufficient to amortize the remaining principal balance of the Greenpoint HELOC;

t)

Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Greenpoint HELOC and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Greenpoint HELOC will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

u)

Conformance with Underwriting Guidelines. The Greenpoint HELOC was underwritten in accordance with Greenpoint’s underwriting guidelines in effect at the time the Greenpoint HELOC was originated, a copy of which underwriting guidelines are attached as Exhibit B hereto. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

v)

Occupancy of the Mortgaged Property. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

w)

No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

x)

Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GMACM to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

y)

Acceptable Investment. Greenpoint has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Greenpoint HELOC as an unacceptable investment, cause the Greenpoint HELOC to become delinquent, or adversely affect the value or marketability of the Greenpoint HELOC;

z)

Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Greenpoint under this Agreement have been delivered to GMACM or its designee. Greenpoint is in possession of a complete, true and accurate Mortgage File in compliance with Section 2.01(d) of the Transfer and Servicing Agreement, except for such documents the originals of which have been delivered to GMACM;

aa)

Condominiums/Planned Unit Developments. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Underwriting Guidelines;

bb)

Due on Sale. Except as noted on the Greenpoint HELOC Schedule, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Greenpoint HELOC in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

cc)

Transfer of Greenpoint HELOCs. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

dd)

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Greenpoint HELOC does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Greenpoint, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Greenpoint HELOC is not a graduated payment mortgage loan and the Greenpoint HELOC does not have a shared appreciation or other contingent interest feature;

ee)

Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Greenpoint HELOC or the use for which the premises were intended;

ff)

Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Greenpoint HELOC have been in accordance with Accepted Servicing Practices, in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Greenpoint and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Greenpoint have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

gg)

Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Greenpoint HELOC application by a Qualified Appraiser.

hh)

Servicemembers’ Civil Relief Act. The Mortgagor has not notified Greenpoint, and Greenpoint has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act of 2003, as amended, or any successor legislation thereto;

ii)

Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither Greenpoint nor, to Greenpoint’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.  No Mortgaged Property has been used for the storage, treatment or disposal of Hazardous Substances; no Hazardous Substances are present in, on or below any Mortgaged Property in such a manner or concentration as to violate any law or regulation; and, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance;

jj)

No Construction Greenpoint HELOCs. No Greenpoint HELOC was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

kk)

No Denial of Insurance. No action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of any Greenpoint HELOC has taken place on the part of any Person (including without limitation the Mortgagor, the appraiser, any builder or developer or any party involved in the origination of the Greenpoint HELOC) or in the application for any insurance relating to such Greenpoint HELOC that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for the Greenpoint HELOC;

ll)

Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

mm)

Points and Fees; Mortgagor Acknowledgment. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Greenpoint HELOC has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Greenpoint HELOC in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Greenpoint HELOC, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. Greenpoint shall maintain such statement in the Mortgage File.

nn)

Single Premium Credit Life Insurance.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance in connection with the origination of the Greenpoint HELOC.  No proceeds from any Greenpoint HELOC were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Greenpoint HELOC.  No Mortgagor has a debt cancellation agreement with respect to the related Greenpoint HELOC.

oo)

Recordation.  Each original Mortgage was recorded and, except for those Greenpoint HELOCs subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GMACM) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Greenpoint, or is in the process of being recorded;

pp)

FICO Scores. Each Greenpoint HELOC has a non-zero FICO Score;

qq)

Predatory Lending Regulations; High Cost Greenpoint HELOCs. None of the Greenpoint HELOCs are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, “covered” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).  Each Greenpoint HELOC is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide.  No Greenpoint HELOC is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary);

rr)

Texas Home Equity Loans. With respect to any Greenpoint HELOC which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Greenpoint HELOC have been complied with.  Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Greenpoint HELOC in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution.

ss)

Termination Fee. With respect to each Greenpoint HELOC that has a termination fee feature, each such termination fee is enforceable and will be enforced by Greenpoint, and each prepayment penalty in permitted pursuant to federal, state and local law;

tt)

Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Greenpoint HELOC has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Greenpoint HELOC or, in the application of any insurance in relation to such Greenpoint HELOC; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Greenpoint HELOC.

uu)

Compliance with Anti-Money Laundering Laws.   Greenpoint has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Greenpoint has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and the regulations promulgated by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, has conducted the requisite due diligence in connection with the origination of each Greenpoint HELOC for purposes of the Anti-Money Laundering Laws that also requires regular checks of the Specially Designated Nationals (“SDN”) list issued by OFAC, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

vv)

Credit Reporting. Greenpoint has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.  Prior to the Transfer Date, the  Seller shall have transmitted full-file credit reporting data for each Greenpoint HELOC pursuant to Fannie Mae Guide Announcement 95-19, and, for each Greenpoint HELOC, prior to the Transfer Date, Greenpoint shall have reported one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

ww)

Georgia Loans. No Greenpoint HELOC subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

xx)

Illinois Loans. No Greenpoint HELOC for which the related Mortgaged Property is located in the state of Illinois has a Mortgage Interest Rate greater than 8% and fees equal to or in excess of  3% of the principal amount of the loan;

yy)

New York Loans. No Greenpoint HELOC is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

zz)

Arkansas Loans. No Greenpoint HELOC is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

aaa)

Kentucky Loans.  No Greenpoint HELOC is a “High Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

bbb)

Qualified Mortgage.  The Greenpoint HELOC is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

ccc)

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Greenpoint HELOC employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Greenpoint HELOC;

ddd)

Higher Cost Products.  No Mortgagor was encouraged or required to select a Greenpoint HELOC product offered by the Greenpoint HELOC’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Greenpoint HELOC’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Greenpoint HELOC’s originator or any affiliate of the Greenpoint HELOC’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Greenpoint HELOC’s originator, the Greenpoint HELOC’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

eee)

Arbitration.  No Greenpoint HELOC is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Greenpoint HELOC or interest in the Greenpoint HELOC to Fannie Mae, the terms of the arbitration are null and void.  Greenpoint hereby covenants that Greenpoint or servicer of the Greenpoint HELOC, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Greenpoint HELOC to Fannie Mae that the terms of the arbitration are null and void; and

fff)

Consent.  Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE SELLER MADE WITH RESPECT TO THE IMPAC HELOCs

As to each Impac HELOC, Impac hereby represents and warrants to GMACM that as of the related Closing Date:

a)

Impac HELOCs as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

b)

Payments Current. Except as set forth in the attached Exhibit E, all payments required to be made up to the related Closing Date for the Impac HELOC under the terms of the Mortgage Note have been made and credited such that such Impac HELOC is no more than 29 days delinquent on the Closing Date;

c)

No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Impac has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Impac HELOC, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Impac HELOC proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

d)

Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of GMACM and which has been delivered to GMACM. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to GMACM and the terms of which are reflected in the related Mortgage Loan Schedule;

e)

No Defenses. The Impac HELOC is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Impac HELOC was originated;

f)

Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Impac HELOC, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with an Approved Flood Contract Provider.  All individual insurance policies contain a standard mortgagee clause naming Impac and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GMACM upon the consummation of the transactions contemplated by this Agreement. Impac has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Impac;

g)

Compliance with Applicable Laws. Each Impac HELOC at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Impac HELOC have been complied with, and Impac shall maintain in its possession, available for GMACM’s inspection, and shall deliver to GMACM on the related Transfer Date, evidence of compliance with all such requirements.

h)

No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Impac has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Impac HELOC to be in default, nor has Impac waived any default resulting from any action or inaction by the Mortgagor;

i)

Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is a rural property, mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes nor is it a commercial/residential mixed use property;

j)

Valid First or Second Lien. The Mortgage is a valid, subsisting enforceable and perfected first or second lien and first or second priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

1.

the lien of current real property taxes and assessments not yet due and payable;

2.

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Impac HELOC and (i) referred to or to otherwise considered in the appraisal made for the originator of the Impac HELOC or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

3.

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.

with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Impac HELOC establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Revolving Credit Loan, or (B) second lien and second priority security interest with respect to each Second Lien Revolving Credit Loan, in either case, on the property described therein and Impac has full right to sell and assign the same to GMACM.  The Mortgaged Property was not, as of the date of origination of the Impac HELOC, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

k)

Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Impac HELOC and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Impac HELOC.  Impac has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representation set forth herein;

l)

Full Disbursement of Proceeds. The Impac HELOC has been closed and the proceeds of any Credit Line Advances under the Impac HELOC made prior to the Closing Date have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Impac HELOC and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

m)

Ownership. Impac is the sole owner of record and holder of the Impac HELOC. The Impac HELOC is not assigned or pledged, and Impac has good and marketable title thereto, and has full right to transfer and sell the Impac HELOC therein to GMACM free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Impac HELOC pursuant to this Agreement;

n)

Doing Business. All parties which have had any interest in the Impac HELOC, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, federal savings and loan associations or national banks having principal offices in such state, or not doing business in such state;

o)

Title Insurance. The Impac HELOC is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Impac, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Impac HELOC  and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) and with respect to each Second Lien Revolving Credit Loan, clause (4) of paragraph (j) of this Section 7. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Impac is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Impac, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Impac;

p)

No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Impac nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Revolving Credit Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Revolving Credit Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

q)

No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

r)

Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

s)

Origination: Payment Terms. Principal payments on the Impac HELOC commenced no more than sixty (60) days after the funds were disbursed in connection with the Impac HELOCs.  At the time the Impac HELOC was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority.  The Mortgage Interest Rate is (a) with respect to the fixed rate Impac HELOCs, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Impac HELOCs, adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. Each Impac HELOC is payable in accordance with the payment terms described on the related Mortgage Loan Schedule.  The Mortgage Interest Rate on each Impac HELOC is calculated on the simple interest method upon the average daily principal balance of Credit Line Advances outstanding during each Due Period, the actual number of days in such Due Period, and a 365-day year.  Each Impac HELOC provides for an initial draw period commencing on the date of the related Mortgage Note. No Impac HELOC provides for negative amortization.  The related Mortgage Note is payable in monthly installments (A) of interest only during the period beginning on the date of the Mortgage Note and (B) principal and interest during the principal amortization period of at least 12 months so as to result in the complete amortization of the Impac HELOC over the stated amortization period.  No ARM Impac HELOC is convertible to a fixed rate mortgage loan. No Impac HELOC is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.  With respect to any Impac HELOC with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the proceeding Monthly Payment which is sufficient to amortize the remaining principal balance of the Impac HELOC;

t)

Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Impac HELOC and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Impac HELOC will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

u)

Conformance with Underwriting Guidelines. The Impac HELOC complies with Impac’s underwriting guidelines, a copy of which underwriting guidelines are attached as Exhibit C hereto. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.  The Impac HELOCs have not been rejected for purchase by any prior purchasers.

v)

Occupancy of the Mortgaged Property. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

w)

No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

x)

Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GMACM to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

y)

Acceptable Investment. Impac has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Impac HELOC as an unacceptable investment, cause the Impac HELOC to become delinquent, or adversely affect the value or marketability of the Impac HELOC;

z)

Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Impac under this Agreement have been delivered to GMACM or its designee. Impac is in possession of a complete, true and accurate Mortgage File in compliance with Section 2.01(d) of the Transfer and Servicing Agreement, except for such documents the originals of which have been delivered to GMACM;

aa)

Condominiums/Planned Unit Developments. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Underwriting Guidelines;

bb)

Due on Sale. Except as noted on the Mortgage Loan Schedule, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Impac HELOC in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

cc)

Transfer of Impac HELOCs. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

dd)

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Impac HELOC does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Impac, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Impac HELOC is not a graduated payment mortgage loan and the Impac HELOC does not have a shared appreciation or other contingent interest feature;

ee)

Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Impac HELOC or the use for which the premises were intended;

ff)

Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Impac HELOC have been in accordance with Accepted Servicing Practices, in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Revolving Credit Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Impac and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Impac have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

gg)

Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Impac HELOC application by a Qualified Appraiser.

hh)

Servicemembers’ Civil Relief Act. The Mortgagor has not notified Impac, and Impac has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act of 2003, as amended, or any successor legislation thereto;

ii)

Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither Impac nor, to Impac’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.  No Mortgaged Property has been used for the storage, treatment or disposal of Hazardous Substances; no Hazardous Substances are present in, on or below any Mortgaged Property in such a manner or concentration as to violate any law or regulation; and, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance;

jj)

No Construction Loans. No Impac HELOC was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

kk)

No Denial of Insurance. No action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of any Impac HELOC has taken place on the part of any Person (including without limitation the Mortgagor, the appraiser, any builder or developer or any party involved in the origination of the Impac HELOC) or in the application for any insurance relating to such Impac HELOC that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for the Impac HELOC;

ll)

Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

mm)

Points and Fees; Mortgagor Acknowledgment. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Impac HELOC has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. To the extent required by law, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. Impac shall maintain such statement in the Mortgage File.

nn)

Single Premium Credit Life Insurance.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance in connection with the origination of the Impac HELOC.  No proceeds from any Impac HELOC were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Impac HELOC.  No Mortgagor has a debt cancellation agreement with respect to the related Impac HELOC.

oo)

Recordation.  Each original Mortgage was recorded and, except for those Impac HELOCs subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GMACM) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Impac, or is in the process of being recorded;

pp)

FICO Scores. Each Impac HELOC has a non-zero FICO Score.

qq)

Predatory Lending Regulations; High Cost Loans. None of the Impac HELOCs are classified as “high cost” loans under the Home Ownership and Equity Protection Act of 1994.  No Impac HELOC is classified as a Section 32, “high cost,” “threshold,” “covered”, “abusive” or “predatory” loan or a similar loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential Impac HELOCs having high interest rates, points and/or fees).  Each Impac HELOC at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.  No Impac HELOC is classified as a Section 32, “High Cost” or “Covered” as set forth in the then current Standard & Poor’s LEVELS® Glossary.

rr)

Texas Home Equity Loans. With respect to any Impac HELOC which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Impac HELOC have been complied with.  Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Impac HELOC in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution.

ss)

Termination Fee. With respect to each Impac HELOC that has a termination fee feature, each such termination fee is enforceable and will be enforced by Impac, and each prepayment penalty in permitted pursuant to federal, state and local law.

tt)

Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Impac HELOC has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Impac HELOC or, in the application of any insurance in relation to such Impac HELOC; no predatory, abusive or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Impac HELOC.

uu)

Compliance with Anti-Money Laundering Laws.   Impac has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List (collectively, the “Anti-Money Laundering Laws”).  Impac has established an anti-money laundering compliance program to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Impac HELOC for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

vv)

Credit Reporting. Impac has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.  Prior to the Transfer Date, the  Seller shall have transmitted full-file credit reporting data for each Impac HELOC pursuant to Fannie Mae Guide Announcement 95-19, and, for each Impac HELOC, prior to the Transfer Date, Impac shall have reported one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

ww)

Qualified Mortgage.  The Impac HELOC is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

xx)

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Impac HELOC employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Impac HELOC;

yy)

[Reserved];

zz)

Arbitration.  No Impac HELOC is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Impac HELOC or interest in the Impac HELOC to Fannie Mae, the terms of the arbitration are null and void.  Impac hereby covenants that Impac or servicer of the Impac HELOC, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Impac HELOC to Fannie Mae that the terms of the arbitration are null and void; and

aaa)

Consent.  Either (a) no consent for the Second Lien Revolving Credit Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF THE SELLER MADE WITH RESPECT TO THE GREENPOINT MORTGAGE LOANS

As to each Greenpoint Mortgage Loan, Greenpoint hereby represents and warrants to GMACM that as of the related Closing Date:

a)

Greenpoint Mortgage Loans as Described. The information set forth in the related Greenpoint Mortgage Loan Schedule is complete, true and correct;

b)

Payments Current. All payments required to be made up to the related Closing Date for the Greenpoint Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Greenpoint Mortgage Loan is delinquent nor has any payment under the Greenpoint Mortgage Loan been delinquent for 30 days or more in the 12 months preceding the related Closing Date. The first Monthly Payment shall be made with respect to the Greenpoint Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

c)

No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Greenpoint has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Greenpoint Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Greenpoint Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

d)

Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of GMACM and which has been delivered to GMACM. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to GMACM and the terms of which are reflected in the related Mortgage Loan Schedule;

e)

No Defenses. The Greenpoint Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Greenpoint Mortgage Loan was originated;

f)

Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Greenpoint Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with an Approved Flood Policy Insurer.  All individual insurance policies contain a standard mortgagee clause naming Greenpoint and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GMACM upon the consummation of the transactions contemplated by this Agreement. Greenpoint has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Greenpoint;

g)

Compliance with Applicable Laws. Each Greenpoint Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Greenpoint Mortgage Loan have been complied with, and Greenpoint shall maintain in its possession, available for GMACM’s inspection, and shall deliver to GMACM on the Transfer Date, evidence of compliance with all such requirements;

h)

No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Greenpoint has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Greenpoint Mortgage Loan to be in default, nor has Greenpoint waived any default resulting from any action or inaction by the Mortgagor;

i)

Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

j)

Valid First or Second Lien. The Mortgage is a valid, subsisting enforceable and perfected first or second lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

k)

the lien of current real property taxes and assessments not yet due and payable;

l)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Greenpoint Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Greenpoint Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

m)

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

n)

with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.

o)

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Greenpoint Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Greenpoint has full right to sell and assign the same to GMACM.  The Mortgaged Property was not, as of the date of origination of the Greenpoint Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

p)

Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Greenpoint Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Greenpoint Mortgage Loan. Greenpoint has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

q)

Full Disbursement of Proceeds. The Greenpoint Mortgage Loan has been closed and the proceeds of the Greenpoint Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Greenpoint Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

r)

Ownership. Greenpoint is the sole owner of record and holder of the Greenpoint Mortgage Loan. The Greenpoint Mortgage Loan is not assigned or pledged, and Greenpoint has good and marketable title thereto, and has full right to transfer and sell the Greenpoint Mortgage Loan therein to GMACM free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Greenpoint Mortgage Loan pursuant to this Agreement;

s)

Doing Business. All parties which have had any interest in the Greenpoint Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

t)

LTV, PMI Policy. Except with respect to those Greenpoint Mortgage Loans identified on Exhibit C to the applicable Assignment and Conveyance, the LTV of the Greenpoint Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Greenpoint Mortgage Loan is reduced to 80%.  If the Greenpoint Mortgage Loan provides for negative amortization or for the potential for negative amortization, the PMI Policy insures any increase in the Stated Principal Balance from the original balance of the Mortgage Note. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Greenpoint Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Greenpoint Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

u)

Title Insurance.  The Greenpoint Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Greenpoint, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Greenpoint Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in and clauses (1), (2), and (3), and with respect to each Second Lien Mortgage Loan clause (4) of paragraph (j) of this Section 7.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  Greenpoint is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Greenpoint, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Greenpoint.  With respect to second lien mortgage loans, each Greenpoint Mortgage Loan is covered by a limited or “short form” policy;

v)

No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Greenpoint nor its predecessors have waived any default, breach, violation or event of acceleration.  With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

w)

No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

x)

Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

y)

Origination: Payment Terms. Principal payments on the Greenpoint Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Greenpoint Mortgage Loans.  At the time the Greenpoint Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is  (a) with respect to fixed rate Greenpoint Mortgage Loans, the fixed interest rate set forth in the Mortgage Note, or (b) with respect to ARM Greenpoint Mortgage Loans, adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. Except with respect to Greenpoint Mortgage Loans which are identified as “interest only” or “negative amortization” on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Greenpoint Mortgage Loan fully by the stated maturity date, over an original term of not more than forty years from commencement of amortization;

z)

Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Greenpoint Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Greenpoint Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

aa)

Conformance with Underwriting Guidelines. The Greenpoint Mortgage Loan was underwritten in accordance with the related Seller’s Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

bb)

Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

cc)

No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

dd)

Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GMACM to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

ee)

Acceptable Investment. Greenpoint has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Greenpoint Mortgage Loan as an unacceptable investment, cause the Greenpoint Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Greenpoint Mortgage Loan;

ff)

Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Greenpoint under this Agreement have been delivered to GMACM or the Custodian. Greenpoint is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to GMACM or the Custodian;

gg)

Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

hh)

Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Greenpoint Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

ii)

Transfer of Greenpoint Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

jj)

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Greenpoint Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Greenpoint, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Greenpoint Mortgage Loan is not a graduated payment mortgage loan and the Greenpoint Mortgage Loan does not have a shared appreciation or other contingent interest feature;

kk)

Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Greenpoint Mortgage Loan;

ll)

Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Greenpoint Mortgage Loan or the use for which the premises were intended;

mm)

Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Greenpoint Mortgage Loan have been in accordance with Accepted Servicing Practices, in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Greenpoint and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Greenpoint have been capitalized under the Mortgage or the Mortgage Note. With respect to ARM Greenpoint Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.  No ARM Greenpoint Mortgage Loan provides for conversion of the Greenpoint Mortgage Loan to a fixed rate Greenpoint Mortgage Loan;

nn)

Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Greenpoint Mortgage Loan application by a Qualified Appraiser.

oo)

Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified Greenpoint, and Greenpoint has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act of 2003, as amended, or any successor legislation thereto;

pp)

Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Greenpoint is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Greenpoint’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

qq)

No Construction Loans. No Greenpoint Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

rr)

No Denial of Insurance. Greenpoint has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GMACM in any insurance policies applicable to the Greenpoint Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GMACM.  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Greenpoint or any designee of Greenpoint or any corporation in which Greenpoint or any officer, director, or employee had a financial interest at the time of placement of such insurance;

ss)

Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts; and

tt)

Mortgagor Acknowledgment. With respect to each ARM Greenpoint Mortgage Loan, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. Greenpoint shall maintain such statement in the Mortgage File.

uu)

Simple Interest Greenpoint Mortgage Loans.  None of the Greenpoint Mortgage Loans are simple interest Greenpoint Mortgage Loans.

vv)

Single Premium Credit Life Insurance.  None of the proceeds of the Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance in connection with the origination of the Greenpoint Mortgage Loan.  No proceeds from any Greenpoint Mortgage Loan were used to purchase single- premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Greenpoint Mortgage Loan.  No Mortgagor has a debt cancellation agreement with respect to the related Greenpoint Mortgage Loan.

ww)

Tax Service Contract Greenpoint has obtained a life of loan, transferable real estate Tax Service Contract with an Approved Tax Service Contract Provider on each Greenpoint Mortgage Loans and such contract is assignable to GMACM without penalty, premium or cost to GMACM.  Such Tax Service Contract contains complete and accurate information with respect to the Greenpoint Mortgage Loan and the Mortgaged Property;

xx)

Flood Certification Contract. Greenpoint has obtained a life of loan, transferable flood certification contract for each Greenpoint Mortgage Loan and such contract is assignable to GMACM or GMACM’s designee without penalty, premium or cost to GMACM.  Such flood certification contract contains complete and accurate information with respect to the Greenpoint Mortgage Loan and the Mortgaged Property;

yy)

Recordation.  Each original Mortgage was recorded and, except for those Greenpoint Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GMACM) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Greenpoint, or is in the process of being recorded;

zz)

FICO Scores. Each Greenpoint Mortgage Loan has a non-zero FICO score;

aaa)

Predatory Lending Regulations; High Cost Loans. None of the Greenpoint Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, “covered” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).    No Greenpoint Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary);

bbb)

Texas Home Equity Loans.  With respect to any Greenpoint Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Greenpoint Mortgage Loan have been complied with.  Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Greenpoint Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution.

ccc)

Prepayment Fee. With respect to each Greenpoint Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by Greenpoint, and each prepayment penalty is permitted pursuant to federal, state and local law. No Greenpoint Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Greenpoint Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Greenpoint Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Greenpoint Mortgage Loan.

ddd)

Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Greenpoint Mortgage Loan has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Greenpoint Mortgage Loan or, in the application of any insurance in relation to such Greenpoint Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Greenpoint Mortgage Loan.

eee)

Consent.  Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

fff)

Compliance with Anti-Money Laundering Laws.   Greenpoint has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Greenpoint has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Greenpoint Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

ggg)

Credit Reporting.  Greenpoint has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

hhh)

No Georgia Loans.  No Greenpoint Mortgage Loan which is not a Jumbo Greenpoint Mortgage Loan is secured by a Mortgaged Property located in the state of Georgia.

iii)

Qualified Mortgage.  The Greenpoint Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

jjj)

Arbitration.  No Greenpoint Mortgage Loan is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Greenpoint Mortgage Loan or interest in the Greenpoint Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void.  Greenpoint hereby covenants that Greenpoint or servicer of the Greenpoint Mortgage Loan, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Greenpoint Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void; and

kkk)

Negative Amortization Greenpoint Mortgage Loans.  Each negative amortization Greenpoint Mortgage Loan is payable each month in monthly installments in accordance with the terms of the related Mortgage Note, as indicated on the related Mortgage Loan Schedule.  With respect to each negative amortization Greenpoint Mortgage Loan, during the term of the Greenpoint Mortgage Loan, the unpaid principal balance of the Greenpoint Mortgage Loan shall not exceed 110% of the initial approved principal balance of the Greenpoint Mortgage Loan; provided that with respect to up to 10% of the Greenpoint Mortgage Loans, the unpaid principal balance of the Greenpoint Mortgage Loan shall not exceed 115% of the initial unpaid principal balance of the Greenpoint Mortgage Loan.

EXHIBIT A

CERTAIN DEFINED TERMS

“Covered Loan”: A Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

“High Cost Loan”: A Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

“Prepayment Charge”: With respect to any Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Loan during a Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Loans included in the Trust on such date, included as part of the Mortgage Loan Schedule at Exhibit A (including the Prepayment Charge Summary attached thereto).  The Prepayment Charge Schedule shall be prepared by Impac and shall set forth the following information with respect to each Prepayment Charge:

(i)

the Loan identifying number;

(ii)

a code indicating the type of Prepayment Charge;

(iii)

the state of origination of the related Loan;

(iv)

the date on which the first Scheduled Payment was due on the related Loan;

(v)

the term of the related Prepayment Charge; and

(vi)

the Scheduled Principal Balance of the Loan as of the Cut-off Date or the Subsequent Cut-off Date, as applicable.

Such Prepayment Charge Schedule shall be amended from time to time by Impac and a copy of such amended Prepayment Charge Schedule shall be furnished by Impac.

“Servicer Prepayment Charge Payment Amount”:  The amount payable by the Servicer in respect of any impermissible waiver by the Servicer of a Prepayment Charge pursuant to the Transfer and Servicing Agreement.

“Standard & Poor’s Glossary”:  The Standard & Poor’s LEVELS Glossary, as may be in effect from time to time.

EXHIBIT B

UNDERWRITING GUIDELINES OF GREENPOINT

          Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present.  The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.  GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

          In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

          In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s.  Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

          As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

          Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

          In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing.  All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.  The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed.  The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.  GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

          Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses.  The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

          GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

EXHIBIT C

UNDERWRITING GUIDELINES OF IMPAC

Impac Funding Corporation

SECTION: LOAN PROGRAMS

5.H.2

5.H.2 SUBJECT: SERIES I+, I & II HELOC

General

The Pro Series I+, I & II Home Equity Line of Credit (HELOC) provides various documentation types as follows:

·

Full Income/Verified Assets (income, assets, employment stated on 1003 and verified), and

·

Stated Income/Verified Assets (income and employment stated on 1003 not verified, assets stated on 1003 and verified).

A debt-to-income ratio is calculated on the above doc types.

Refer to pages 10 for the standard Series HELOC Loan to Value, Loan Amounts, Limitations.

Refer to page 11 for the 1-Month LIBOR or Option ARM SeriesHELOC Loan to Value, Loan Amounts, Limitations.

Stand-alone HELOC’s are ineligible.

The Series HELOC provides a 25-year term that includes a 10-year draw period of interest-only payments and has a 15-year fully amortized loan payment.

The first 5 years of the loan is considered the initial draw period. Prior to the end of the initial draw period the borrowers account will be reviewed to determine if the draw period will be extended for an additional 5 years, resulting in a 10 year draw period on the Series HELOC.

To determine IFC’s state specific fees, including APR, refer to page 12 Exhibit A HELOC Fees and Charges.

NOTE:

All HELOC’s must include an annual fee and termination fee, unless stated otherwise on Exhibit A.

Index

Prime Rate as published in the “Money Rates” table of the Wall Street Journal as of the first business day of the calendar month.

Product Codes

Refer to the last page of this section for HELOC product codes.

Loan Documents

IFC has specific loan document signing requirements for the HELOC loan documents, contact the appropriate Sales Representative for further details.

04/06

SELLER’S GUIDE

© 2006 by Impac Funding Corporation. All rights reserved. This manual is provided on a confidential basis for the use of the recipient only. Any reproduction, distribution or disclosure of the contents of this manual without the advance written consent of Impac Funding Corporation is strictly prohibited.

General Program

Refer to the following sections for additional program requirements:
Features

·

Underwriting Guidelines, and

·

Program Features.

Maximum Combined

Loan Amount

$1,500,000

Minimum 2nd

Loan Amount

$250,000

Maximum 2nd

Loan Amount

$20,000

Minimum Initial

$10,000
Draw Amount

Draw Amount

Minimum

$250

Occupancy

Traditional Series HELOC requirements are as follows:

·

Primary residence 1-4 units

·

Second home 1-unit

·

Non-owner occupied 1-4 units

1-Month LIBOR or Option ARM Series HELOC requirements are as follows:

·

Primary residence 1-unit only

Eligible

Single Family Residences

Property Types

Condominiums, high-rises eligible if typical for the area,

Planned Unit Developments

2-4 Units, ineligible when utilizing the 1-Month LIBOR or Option ARM Series HELOC

Attached or Semi-detached Single Family Housing

Apartment Conversions refer to Section 6.7 Underwriting – Condos/PUDs for requirements

Properties in a Trust, warrantable to Fannie Mae guidelines

Inherited properties, with proper documentation

Ineligible

Unique/custom properties

Property Types

Unimproved parcels of land

Condo Hotels

Cooperative units

Mobile/Manufactured Homes

Timeshare units

Leasehold properties, not typical for area

High-rise Condominiums, not typical for area Properties used for agriculture or commercial purposes Properties over 10 acres

Mixed-use

Non-warrantable Condos

Geographical

IFC will not purchase loans in the state of Alaska, Arkansas, Texas, West Virginia

Restrictions

and in all United States territories.

The following are also ineligible for purchase by IFC:

·

Property is located in the state of Oklahoma, when utilizing the 1-Month LIBOR or Option ARM Series HELOC,

·

Properties located within the City of Cleveland and the City of Toledo, Ohio, and

·

Property refinanced within the last 2 years with the same lender or affiliate secured by property in the State of Connecticut that is an owner-occupied 1-4 units.

NOTE: State and/or area specific predatory lending requirements may apply. Refer to Section 4.B Loan Delivery & Compliance - Predatory Lending for specifics.

Early Disclosures

The following documentation is required to be provided to the borrower within 3 business days from the date of application:

·

The Important Terms Disclosure, and

·

“When Your Home is on the Line” brochure.

Loan Package

When submitting loans for purchase on the Pro Series Combo HELOC program the 1st and 2nd must be submitted to IFC in separate file folders labeled 1st Trust Deed and 2nd Trust Deed Line of Credit and banded together.

·

One original credit package is required on the first loan.

·

A separate 1003 specifying information on the second trust deed along with a complete certified copy of the original package is required on the second trust deed.

·

Original or produced by electronic imaging appraisal photographs are required in each loan file. (The 1st Trust Deed and the 2nd Trust Deed loan files must have original or produced by electronic imaging photographs of the subject property.)

·

A flood certification is required for each loan. Flood certificates must be for life of loan and are to be placed in the appropriate loan file (i.e., the certificate for the first should be placed in the first trust deed loan package and the certificate for the second placed in the second trust deed loan package.) A photocopy of the certificate from the first trust deed loan is not acceptable for the second trust deed loan.

·

The Home Equity Line of Credit Agreement and Addendum as follows:

·

If the fees are listed on the Addendum to the Home Equity Line of Credit Agreement, then Sections 6(B) and 7(B) on the original agreement must state “See attached Addendum”.

NOTE:

All fees, both lender and third party, listed on the Agreement or the Addendum to the Agreement must match the final HUD-1 fees collected at closing.

·

Box “B” must be marked under the Annual Percentage Rate. Loans with a discounted rate are ineligible for purchase by IFC.

·

Notice of Right to Cancel (applicable to HELOCs) is required on both refinance and purchase transactions as follows:

·

NRTC must be completed in its entirety, and

Loan Package (cont.)

·

The expiration date must be entered as a specific date and that date must be a minimum of 3 business days after the latest of three events detailed in Regulation Z. The expiration date may not be left blank.

NOTE: IFC will not purchase loans when the NRTC is incomplete or the expiration date is left blank.

·

The original Billing Rights Notice placed in the collateral package, initialed or signed by all borrowers where indicated.

·

Authorization to Pay, signed and dated.

·

The original Signature Card, signed and dated by each borrower.

·

The original Name Affidavit Borrowers Certification.

·

Final HUD-1 (Pre-paid interest cannot be charged).

·

Form 79 HELOC Balance Verification, refer to the Forms Section. If the loan has gone through a cycle, Form 79 must state the new interest rate.

·

A payment history from the day IFC clears the loan for purchase. This is required even when the borrower has not made payments.

NOTE: A Second Lien Checklist is provided to ensure all required documentation is in the file. Refer to Form 58 located in the Forms Section.

Acceptable documentation of third party fees is as follows:

•

The Important Terms of Our Home Equity Line of Credit Disclosure is an upfront disclosure itemizing finance charges (i.e. lender/broker fees) under the Fees and Charges section. The fees and charges should be itemized if the third party fees are known at the time the document is being completed. An Addendum to the Important Terms of Our Home Equity Line of Credit Disclosure may be utilized to itemize the third party fees if the fees exceed the space provided on the Important Terms Disclosure document, or

·

An estimate of the fees are disclosed as a range on page 2 of the Important Terms of Our Home Equity Line of Credit Disclosure in the paragraph immediately below the Fees and Charges section.

NOTE:

Estimated amounts are acceptable provided the range of fees exceeds the actual fees charged to the borrowers as indicated on the final HUD-1.

The fees and charges must be included on the Important Terms Disclosure/ Addendum to the Important Terms Disclosure document or the range of fees must be filled in.

NOTE:

If an initial and final Important Terms Disclosure is provided, the fees itemized and range given must match on both documents. IFC only requires an initial Important Terms Disclosure be provided to the borrower within 3 days of application.

Under-disclosed

The only acceptable cure for under-disclosed fees on the HELOC program requires

Fees

Sellers to provide IFC with specific documentation as follows.

·

Finance Charge Fees (i.e. settlement fee, broker fees, wire fee etc.) listed on the HELOC Agreement and Addendum to the HELOC Agreement that are under-disclosed when compared to the final HUD-1 or prepaid interest charged on the HUD-1 that needs to be refunded require documentation as follows:

·

Copy of the newly prepared and complete Notice of the Right to Cancel,

·

Copy of the FedEx bill indicating the borrower signed for the FedEx package,

·

Copy of the letter of explanation to the borrower, and

·

Copy of the refund check sent to the borrower.

·

Other Charges listed on the HELOC Agreement and Addendum to the HELOC Agreement that are under-disclosed when compared to the final HUD-1 require documentation as follows:

·

Copy of the letter of explanation to the borrower, and

·

Copy of the refund check sent to the borrower.

·

Finance Charge Fees and Other Charges listed on the Important Terms Disclosure that are under-disclosed when compared to the charges on the final HUD-1 require documentation as follows:

·

Copy of the letter of explanation to the borrower, and

·

Copy of the refund check sent to the borrower.

Finance and

Regulation Z requires the itemized disclosure of all lender and third party fees related

Other Charges

to the transaction. Reg Z divides fees into two categories as follows:

·

Finance charges, and

·

Other charges.

All fees must be disclosed and itemized on the HELOC Agreement and Disclosure Statement. Fees that are finance charges must be clearly identified and itemized under Item 6 “Finance Charge” and fees that fall under “Other Charges” must be clearly identified and itemized under Item 7 of the Agreement.

NOTE: Fees under both categories must be itemized; they cannot be combined.

Withdrawal

The borrower is required to sign a Home Equity Line of Credit Withdrawal

Notice

Notice (Form 57). The Notice details to the borrower that after the initial withdrawal future draws will not be available until the borrower receives the checks provided by the lender for withdrawals or until 30 days after the date of loan closing, whichever occurs last. Refer to the Seller’s Guide Forms section for a sample

Loan Submission

When submitting a Series HELOC to IFC for purchase remember the following:

·

Prepaid interest must not be charged on the HUD-1, and

·

Costs and fees must be accurately identified and itemized consistently through the loan file. This policy applies regardless of which party pays the fees and also applies to fees paid by the borrower to the lender. Fees cannot be combined the fees must be itemized.

Qualifying Ratios

There are two qualifying ratios depending on the program feature utilized as follows:

·

Standard Series HELOC - maximum 50%, or

·

1-Month LIBOR or Option ARM Series HELOC – maximum 40%.

NOTE:

When the first trust deed is an interest-only loan, utilize the interest, taxes, and insurance payments for the qualifying ratio.

Qualifying Rate

Traditional Series HELOC utilize the interest-only payment using the fully indexed rate (index + margin) to determine the DTI.

Option ARM: Utilize the fully indexed rate (index + margin) to determine the DTI based on the PITI for the first trust deed and the interest-only payment using the fully indexed rate (index + margin) on the Series HELOC.

1-Month LIBOR: Utilize the fully indexed rate plus 2% (index + margin + 2%-) to determine the DTI based on the PITI for the first trust deed and the interest-only payment using the fully indexed rate (index + margin) on the Series HELOC.

Refer Section 5.E Loan Programs – Program Features for specific Qualifying Rate on other IFC ARM products.

Reserve

Traditional Series HELOC reserve requirements are as follows.

Requirements

Owner-occupied and second home reserve requirements regardless of doc types are as follows:

·

2 months PITI, first and second, when the combined loan amount is $750,000 and less, exclusive of cash-out proceeds, or

·

6 months PITI, first and second, when the combined loan amount is $750,001 and above, exclusive of cash-out proceeds.

Non-owner occupied reserve requirements regardless of the doc types are as follows:

·

6-months PITI, first and second, exclusive of cash-out proceeds, except as follows:

·

1-2 units, credit score of 681 and above – 2-months PITI, first and second, inclusive of cash-out, when combined loan amount is $750,00 and less.

1-Month LIBOR or Option ARM Series HELOC reserve requirements are exclusive of cash-out proceeds as follows:

·

2 months PITI, first and second, when the combined loan amount is $750,000 and less, exclusive of cash-out proceeds, or

·

6 months PITI, first and second, when the combined loan amount is $750,001 and above, exclusive of cash-out proceeds.

Assets

Assets listed on the Uniform Residential Loan Application (Fannie Mae Form 1003/Freddie Mac 65) must be sufficient to cover closing costs. All liquid assets must be stated on the 1003. The Loan Submission Form must indicate the document type as Full doc or Stated Income/Verified Assets, refer to Section 6.4 Underwriting – Assets.

Chain of Title

Refer to Section 6.1 Underwriting – Eligibility for requirements.

Title Insurance

A separate ALTA policy, which includes a Revolving Credit Line endorsement is

Requirement

required on the Pro Series Combo HELOC loan.

Gift Funds

Gift funds for owner-occupied property from a relative are eligible for the payment of the following:

·

Down payment,

·

Closing costs, and

·

Reserves.

Gift funds for second home property from a relative are eligible for the payment of the following:

·

Down payment, and

·

Closing costs

Gift funds are not allowed on Non-owner occupied properties.

Contribution By
Interested Parties

Recurring or non-recurring closing cost credits are eligible to a maximum of the following:

·

Owner-occupied 6%

·

Second home 3%, and

·

Non-owner occupied 2%

NOTE:

Costs/fees must not exceed actual costs/fees.

The closing cost credits may only be applied to the first trust deed and may be paid by the seller of the property, real estate agent/broker, builder, developer, or an affiliate of any such party.

Refer to Section 6.4 Underwriting – Assets for Gifts from a Relative or Contributions from Interested Parties for requirements.

NOTE:

Gift funds are viewed separately from the “Contribution by Interested Party: payment of recurring/non-recurring closing cost credits.

.

Credit Reports &

Refer to Section 6.3 Underwriting – Credit for requirements. Credit Score

Credit Criteria

Credit requirements are as follows.

	Pro Series I+ & I	Pro Series II
Tradelines

Traditional: 3 trades minimum, plus a mortgage

or rent history, plus 1 non-traditional to satisfy 5

trades; all with 24 mos credit history 1,6 OR

Enhanced: 4 trades minimum, 2 trades with a

minimum 12 mos credit history + 1 trade with a

minimum 24 mos credit history, plus 24 mos

mortgage or rent history to satisfy 4 trades. [6]

Traditional: 3 trades minimum, plus a mortgage or

rent history, plus 1 non-traditional to satisfy [5]

trades; all with 24 mos credit history [1,6] OR

Enhanced: 4 trades minimum, 2 trades with a

minimum 12 mos credit history + 1 trade with a

minimum 24 mos credit history, plus 24 mos

mortgage or rent history to satisfy 4 trades. [6]

Credit Score	Pro Series I+ 681 & above Pro Series I 640 & above	620-639
Mortgage	0 x 30 last 12 mos	0 x 30 last 12 mos
Bankruptcy	Discharged 2 yrs good credit re-affirmed or re-established [2]	Discharged 2 yrs good credit re-affirmed or re-established 2
Foreclosure	None last 3 yrs	None last 3 yrs
Collections/ Charge-offs/ Judgments Past dues/ Repos

Traditional: None within last 24 mos; all must

be paid prior to or at closing. [3,4]

Enhanced: Less than 24 months not to exceed

$500 cumulative. Greater than 24 months must be

paid down to $2,000 cumulative. Disregard

medical that are not excessive or impact the

borrower’s ability to repay the loan. [5]

Traditional: None within last 24 mos; all must be

paid prior to or at closing. [3,4]

Enhanced: Less than 24 months not to exceed

$500 cumulative. Greater than 24 months must be

paid down to $2,000 cumulative. Disregard medical

that are not excessive or impact the borrower’s

ability to repay the loan. [5]

Tax Liens	None within last 24 mos; all items must be paid prior to closing.	None within last 24 mos; all items must be paid prior to closing.

Footnotes:

1.

Borrowers must have three (3) trades plus a mortgage or rent trade, plus one (1) non-traditional (i.e., electric, water) trade to satisfy the requirement of 5 trades.

2.

Borrowers must have 4 trades minimum, 2 trades with a minimum 12 mos credit history + 1 trade with a minimum 24 mos credit history, plus 24 mos mortgage or rent history to satisfy 4 trades.

3.

Medical collections will not be counted in the number of lates allowed on credit criteria. Any medical collections with a cumulative balance above $500 will require payment prior to or at closing and may be paid with loan proceeds.

4.

When a borrower has participated in Consumer Credit Counseling Services (CCCS) documentation must be provided that the borrower is no longer participating in the CCCS, all payments were satisfied 12 months prior to closing, and the borrower has re-established good credit for the last 12 months.

5.

Generally, medical collections greater than $10,000 may be considered to impact the borrower’s ability to repay the loan.

6.

First Time Homebuyer on the Series Combo HELOC requires 2 trades at 12 mos and 2 trades at 24 mos, refer to Series Combo HELOC for maximum CLTV restrictions.

NOTE: ALL PAST DUES MUST BE PAID PRIOR TO OR AT CLOSING.

LOAN TO VALUE, LOAN AMOUNTS, LIMITATIONS

Pro Series 1+, I & II HELOC

(Read matrix from left to right, not diagonally)

Primary Residence	Credit Score	Units	Maximum LTV/CLTV	Maximum 1st	Maximum 1st Cash-Out	Maximum 2nd	Maximum2nd Cash-Out
	620+	1 [1]	80%/95% [2]	$750,000	$300,000	$200,000	$200,000
	620+	1 [1]	80%/90% [2]	$750,000	$300,000	$250,000	$250,000
Full Income/	640+	1-4 [1]	80%/100% [2]	$750,000	$300,000	$200,000	$200,000
Verified Assets	640+	1-4 [1]	80%/90% [2]	$750,000	$300,000	$250,000	$250,000
	681+	1-4 [1]	80%/100% [2]	$1,000,000	$300,000	$200,000	$200,000
Stated Income/ Verified Assets	640+ 681+	1-2 [1] 1-4 [1]	80%/100% [2,3] 80%/90% [2,3]	$750,000 $1,000,000	$300,000 $300,000	$200,000 $200,000	$200,000 $200,000
Second Home	Credit Score	Units	Maximum LTV/CLTV	Maximum 1st	Maximum 1st Cash-Out	Maximum 2nd	Maximum2nd Cash-Out
Full Income/ Verified Assets	640+	1	80%/90%	$650,000	$300,000	$200,000	$200,000
Stated Income/ Verified Assets	681+	1	80%/90%	$650,000	$300,000	$200,000	$200,000
Non-Owner Occupied	Credit Score	Units	Maximum LTV/CLTV	Maximum 1st	Maximum 1st Cash-Out	Maximum 2nd	Maximum2nd Cash-Out
Full Income/ Verified Assets	640+	1-4	75%/80%	$650,000	$300,000	$200,000	$200,000
Stated Income/ Verified Assets	681+	1-4	75%/80%	$650,000	$300,000	$200,000	$200,000

Footnotes:

1.

Modular (factory built) housing ineligible.

2.

At 80% LTV and less various combinations of LTV/CLTV are eligible (i.e. 70% 1st / 30% 2nd; 75% 1st / 25% 2nd; 75% 1st / 15% 2nd and 10% down; 80% 1st / 10% 2nd and 10% down).

3.

First Time Homebuyers purchase transaction only and maximum 95% CLTV when utilizing Stated Income/Verified Assets doc type.

NOTE: Appraisal requirements on combined loan amounts above $750,000 are as follows:

·

Combined loan amounts greater than $750,000 to $1MM one full appraisal with interior photos and a 2055 or a field review, or

·

Combined loan amounts greater than $1MM to $1.5MM one full appraisal with interior photos and a 2055 or 2 full appraisals with interior photos.

Full Income/Stated Assets and Stated Income/Stated Assets doc types are ineligible on the Pro Series HELOC program.

LOAN TO VALUE, LOAN AMOUNTS, LIMITATIONS

Pro Series I+, I & II HELOC

1-Month LIBOR or Option ARM program feature

(Read matrix from left to right, not diagonally)

Primary Residence	Credit Score	Units	Maximum LTV/CLTV	Maximum 1st	Maximum 1st Cash-Out	Maximum 2nd	Maximum2nd Cash-Out
	620+	1 [1]	80%/90% [2]	$750,000	$300,000	$250,000	$250,000
Full Income/	681+	1 [1]	80%/90% [2]	$1,000,000	$300,000	$250,000	$250,000
Verified Assets	620+	1 [1]	75%/90% [2]	$1,000,000	$300,000	$250,000	$250,000
	681+	1 [1]	75%/75%	$1,500,000	$300,000	$250,000 [3]	$250,000
Primary Residence	Credit Score	Units	Maximum LTV/CLTV	Maximum 1st	Maximum 1st Cash-Out	Maximum 2nd	Maximum2nd Cash-Out
	640+	1 [1]	80%/90% [2,4]	$750,000	$300,000	$100,000	$100,000
	640+	1 [1]	80%/80%	$750,000	$300,000	$100,000	$100,000
Stated Income/	681+	1 [1]	80%/80%	$1,000,000	$300,000	$100,000	$100,000
Verified Assets	640+	1 [1]	75%/80%	$1,000,000	$300,000	$100,000	$100,000
	681+	1 [1]	75%/75%	$1,500,000 [3]	$300,000	$100,000 [3]	$100,000

Footnotes:

1.

Modular (factory built) housing ineligible.

2.

At 80% LTV and less various combinations of LTV/CLTV are eligible (i.e. 70% 1st / 20% 2nd; 75% 1st / 15% 2nd and 10% down; 80% 1st / 10% 2nd and 10% down).

3.

Secondary financing eligible through IFC when the combined loan amounts on the first and second do not exceed $1,500,000. If the combined loan amount is greater than $1,500,000 secondary financing is ineligible through IFC.

4.

First Time Homebuyers purchase transaction only and maximum 95% CLTV when utilizing Stated Income/Verified

Assets doc type.

NOTE: Appraisal requirements on combined loan amounts above $750,000 are as follows:

·

Combined loan amounts greater than $750,000 to $1MM one full appraisal with interior photos and a 2055 or a field review, or

·

Combined loan amounts greater than $1MM to $1.5MM one full appraisal with interior photos and a 2055 or 2 full appraisals with interior photos.

Full Income/Stated Assets and Stated Income/Stated Assets doc types are ineligible on the Pro Series HELOC program.

Exhibit A
IFC’s HELOC Fees and Charges

State	Max APR	Returned Item	Late Charge	Termination	Annual Fee
Alabama	18%	$30	5%	$350 3	$75
Alaska			Ineligible
Arizona	18%	$15	5% or $5 [1]	$350 [3]	$75
Arkansas			Ineligible
California	18%	$15	5% or $5 [1]	$350 [3]	$75
Colorado	18%	$15	5%	Not permitted	$75
Connecticut	18%	$15	5% or $15 [2]	Note 1	$75
Delaware	18%	$15	5%	$350 [3]	$75
D.C.	18%	$15	5%	Note 2	$75
Florida	18%	$15	5% or $5 [1]	$350 [3]	$75
Georgia	18%	$15	5%	Not permitted	$75
Hawaii	18%	N/A	5%	Not permitted	$75
Idaho	18%	$20	5% or $15 [1]	Note 3	$75
Illinois	18%	$15	5%	Not permitted	$20
Indiana	18%	$15	$15	Note 4	$75
Iowa Loan < $25K Loan > $25K	18% 18%	N/A $10	5% or $15 [2] 5% or $15 [2]	Not permitted Not permitted	$15 $15
Kansas	18%	$10	5% or $25 [2]	Not permitted	Not permitted
Kentucky	18%	$15	5%	$350 [3]	$75
Louisiana	18%	5% or $15 [2]	5% or $15 [2]	Not permitted	$75
Maine	18%	N/A	N/A	Not permitted	Not permitted
Maryland	18%	$15	5%	Not permitted	Not permitted
Massachusetts	18%	$10	3% or $10 [2]	Note 5	$75
Michigan	18%	N/A	5% or $1 [1]	Note 10	$75
Minnesota	18%	$20	5%	Not permitted	$50
Mississippi	18%	$15	4% or $5 [1]	Note 6	$75
Missouri	18%	$15	5% or $5 [1] Not to exceed $50	Note 7	Not permitted
Montana	18%	$10	N/A	Not permitted	Not permitted
Nebraska	18%	$15	5%	$350 3	$75
Nevada	18%	$15	5% or $5 1	$350 3	$75

Footnotes

1.

Whichever is greater

2.

Whichever is less

3.

Refer to Note 5 on page 16

NOTE: Refer to page 16 for state specific “Note” requirements.

.

Exhibit A

IFC’s HELOC Fees and Charges (cont.)

State	Max APR	Returned Item	Late Charge	Termination	Annual Fee
New Hampshire	18%	$15	5% or $5 [2]	$350 [3]	$75
New Jersey	18%	$15	5%	Not permitted	$50
New Mexico	18%	$15	5% or $15 [1]	Not permitted	$75
New York	O/O – 18% N/O/O –16%	$15 $15	2% 2%	Not permitted Not permitted	$75 $75
North Carolina	16%	$20	N/A	Not permitted	Not permitted
North Dakota	18%	$15	5%	$350 [3]	$75
Ohio	18% 18%	$20 $20	5% or $15 [1] 5% or $15 [1]	Note 8 Note 8	$50 < $14,999 $75 > $15,000
Oklahoma 4	18%	$10	5% or $15 [1]	Not permitted	$75
Oregon	18%	$15	5% or $5 [1]	$350 [3]	$75
Pennsylvania	18%	$15	10% or $20 [1]	Not permitted	$50
Rhode Island	18%	$15	5%	Note 9	$75
South Carolina	18%	$15	5% or $12.50 [2]	Not permitted	Not permitted
South Dakota	18%	$15	5%	$3503	$75
Tennessee	18% No margins in excess of 4%	$15	5%	$350 [3]	$75
Texas	Ineligible
Utah	18%	$15	5% or $20 [1]	$350 [3]	$75
Vermont	18%	$15	5%	Not permitted	Not permitted
Virginia	18%	$15	5%	Not permitted	Not permitted
Washington	18%	$15	10%	Not permitted	$75
West Virginia	Ineligible
Wisconsin	18%	$15	$10	Not permitted	$75
Wyoming	18%	$15	5% or $5 [2]	Not permitted	$75

Footnotes:

1.

Whichever is greater

2.

Whichever is less

3.

Refer to Note 5 on page 16

4. When utilizing the 1-Month LIBOR or Option ARM feature, loans secured by property in the state of Oklahoma is ineligible.

NOTE: Refer to page 16 for state specific “Note” requirements.

Exhibit A

IFC’s HELOC Fees and Charges (cont.)

NOTES

Note 1	The lesser of 5% of the unpaid principal balance or $350 if the account is paid off and reconveyed in the first 3 years.
Note 2

In accordance with DC code § 28-3301(f). The lesser of $350 or an amount equal to 2 months advance interest on the aggregate amount of all prepayments made in a 12-month period in excess of 1/3 of the original amount of the credit limit, if paid off and reconveyed on or before the 3rd anniversary.

Note 3	Not to exceed an amount equal to the lesser of $350 or 6 months interest on the average daily balance over the last 6 months if paid in full and terminated within the first 3 years.
Note 4	Not to exceed the lesser of $350 or up to 2% of the unpaid balance of the line of credit if the account is paid off and terminated on or before the third anniversary.
Note 5	$350.00 if paid off and reconveyed in the first 5 years.
Note 6	Up to 1% of the unpaid principal balance or $350, whichever is less, if line is paid off and reconveyed on or before the fifth anniversary.
Note 7	The lesser of 2% of the unpaid principal balance or $350, if paid off and reconveyed in the first 5 years.
Note 8	Up to 1% of the original principal balance or $350, whichever is less, if the loan is paid off and reconveyed in the first 5 years.
Note 9	The lesser of $350 or 2% of the balance due if the account is paid in full on or before the 1st anniversary.
Note 10	The lesser of $350 or 1% of the unpaid principal balance if paid in full on or before the 3rd anniversary.

HELOC Program Codes

Program Name	Program Codes
Pro Series I+	TA0625I credit score 681 & above
Pro Series I	TA1625I credit score 640-680
Pro Series II	TA2625I credit score 620-639

For the first trust deed program codes, refer to Section 5.H Series I+, I & II.

# # #`

EXHIBIT D

GREENPOINT DELINQUENT LOANS

Days Delinquent as of the Cut-Off Date

Days Delinquent	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
<= 29	29,711	99.798	1,820,461,769	99.814
30 - 59	60	0.202	3,385,769	0.186
Total:	29,771	100.000	1,823,847,538	100.000

30 Day Delinquencies within the past 12 months

Times 30	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	27,945	93.867	1,720,382,710	94.327
1	1,589	5.337	89,559,031	4.910
2	172	0.578	9,595,838	0.526
3	47	0.158	2,943,778	0.161
4	13	0.044	1,005,624	0.055
5	3	0.010	276,557	0.015
7	1	0.003	49,500	0.003
11	1	0.003	34,500	0.002
Total:	29,771	100.000	1,823,847,538	100.000

* Note that the balances and percent of balances are ACTUAL and not SCHEDULED.

60 Day Delinquencies within the past 12 months

Times 60	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	29,665	99.644	1,818,463,112	99.705
1	92	0.309	4,690,153	0.257
2	13	0.044	659,773	0.036
4	1	0.003	34,500	0.002
Total:	29,771	100.000	1,823,847,538	100.000

* Note that the balances and percent of balances are ACTUAL and not SCHEDULED.

90 Day Delinquencies within the past 12 months

TIMES 90	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	29,753	99.940	1,822,910,773	99.949
1	13	0.044	695,781	0.038
2	4	0.013	46,085	0.003
3	1	0.003	194,900	0.011
Total:	29,771	100.000	1,823,847,538	100.000

EXHIBIT E

IMPAC DELINQUENT LOANS

Days Delinquent as of the Cut-Off Date

Days Delinquent	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
<= 29	143	99.306	7,963,410	99.650
30 - 59	1	0.694	28,000	0.350
Total:	144	100.000	7,991,410	100.000

30 Day Delinquencies within the past 12 months

Times 30	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	125	86.806	7,044,096	88.146
1	16	11.111	894,113	11.188
2	3	2.083	53,200	0.666
Total:	144	100.000	7,991,410	100.000

* Note that the balances and percent of balances are ACTUAL and not SCHEDULED.

60 Day Delinquencies within the past 12 months

Times 60	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	141	97.917	7,794,899	97.541
1	3	2.083	196,511	2.459
Total:	144	100.000	7,991,410	100.000

* Note that the balances and percent of balances are ACTUAL and not SCHEDULED.

90 Day Delinquencies within the past 12 months

TIMES 90	Number of Mortgage Loans	Percentage of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance
0	144	100.000	7,991,410	100.000
Total:	144	100.000	7,991,410	100.000